Exhibit 4.35

EXECUTION COPY

UNDERWRITING AGREEMENT

between

D. MEDICAL INDUSTRIES LTD.

and

RODMAN & RENSHAW, LLC

as Representative

D. MEDICAL INDUSTRIES LTD.

UNDERWRITING AGREEMENT

New York, New York
August 4, 2010

Rodman & Renshaw, LLC,
as Representative of the several Underwriters named on Schedule I attached hereto

c/o	Rodman & Renshaw, LLC 1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

The undersigned, D. Medical Industries Ltd., a company formed under the laws of the State of Israel, public company number 52-0041955 (the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC (hereinafter referred to as the “Representative”) and with the other underwriters named on Schedule I attached hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1           Firm Securities.

1.1.1        Nature and Purchase of Firm Securities.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 1,500,906 ordinary shares (the “Firm Shares”), par value NIS 0.32 per share (the “Shares”).

(ii)           The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $6.51 per Share.  The Company understands that the Underwriters intend to make a public offering of the Public Securities (as hereinafter defined) as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Public Securities on the terms set forth in the Prospectus (as hereinafter defined).

1.1.2        Shares Payment and Delivery.

(i)           Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York City time, on the third Business Day (as hereinafter defined) following the effective date (the “Effective Date”) of the Registration Statement (as hereinafter defined) (or the fourth Business Day following the Effective Date if the Registration Statement is declared effective after 4:30 p.m., New York City time, on the Effective Date) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of O’Melveny & Myers LLP, U.S. securities counsel to the Underwriters (“O’Melveny”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company.  The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)          Payment for the Firm Shares shall be made on the Closing Date by wire transfer in U.S. federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares.  The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2           Over-allotment Option.

1.2.1        Option Shares.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants the Underwriters an option to purchase up to 225,136 Shares (representing 15% of the Firm Shares sold in the Offering) from the Company (the “Over-allotment Option”). Such additional 225,136 Shares are hereinafter referred to as “Option Shares.”  The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1.1.1 hereof.  The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2        Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares set forth in any such notice (any such date, an “Option Closing Date”), which may be simultaneous with, but not earlier than, the Closing Date and will not be earlier than three nor later than five full Business Days after the date of any such written notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of O’Melveny or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative.  If such delivery and payment for the Option Shares does not occur on the Closing Date, the applicable Option Closing Date will be as set forth in any such notice. Upon exercise of the Over-allotment Option (in full or in part), the Company will become obligated to deliver to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters, severally and not jointly, will become obligated to purchase the number of Option Shares specified in any such notice.  The issuance and sale of the Option Shares will be on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth.

1.2.3        Payment and Delivery.  Payment for the Option Shares specified in any such notice will be made on the applicable Option Closing Date by wire transfer in U.S. federal (same day) funds as follows:  $6.51 per Option Share payable to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares specified in any such notice (or through the facilities of DTC) for the account of the Underwriters.  The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the applicable Option Closing Date.  The Company shall not be obligated to sell or deliver any Option Shares except upon tender of payment by the Representative for the applicable Option Shares.

1.3           Representative’s Option.

1.3.1        Purchase Option.  The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date and to deliver on the Closing Date an option (the “Representative’s Option”) for the purchase of an aggregate of 75,045 Shares (representing 5% of the Firm Shares sold in the Offering) for an aggregate purchase price of $100.00 substantially in the form of Exhibit A attached hereto (the “Representative’s Option Agreement”).  The Representative’s Option shall be exercisable, in whole or in part, at any time or from time to time commencing on a date which is one year from the Effective Date and expiring on the four-year anniversary of the Effective Date at an initial exercise price per Share of $8.75, which is equal to 125% of the initial public offering price of the Firm Shares.  The Representative’s Option Agreement and the Shares issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Representative’s Securities.”  The Representative understands and agrees that there are significant restrictions pursuant to Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) against transferring the Representative’s Securities during the first year after the Effective Date and, by its acceptance thereof, shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Representative’s Securities, or any portion thereof, or allow the Representative’s Securities to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the Effective Date to anyone other than (i) an Underwriter or a dealer selected by the Representative that participates in the offer and sale of the Public Securities (each, a “Selected Dealer”) in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or Selected Dealer; provided that any such transferee agrees to the foregoing lock-up restrictions.

1.3.2        Delivery.  Delivery for the Representative’s Option Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.            Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time (as hereinafter defined), as of the Closing Date and as of any Option Closing Date, as the case may be, as follows:

2.1           Filing of Registration Statements.

2.1.1        Pursuant to the Act.  The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement and any pre-effective amendments thereto, on Form F-1 (File No. 333-167079) (including any related prospectus or prospectuses) for the registration of the Public Securities, the Representative’s Option Agreement and the Shares issuable upon exercise of the Representative’s Option under the U.S. Securities Act of 1933, as amended (the “Act”), which registration statement and any pre-effective amendments thereto have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Commission thereunder (the “Regulations”).  Except as the context may otherwise require, such registration statement,  as amended, on file with the Commission at the time the registration statement becomes effective (including any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) under the Act (each, a “Preliminary Prospectus”), financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations) is referred to herein as the “Registration Statement.”  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The Preliminary Prospectus, subject to completion, dated August 4, 2010, that was included in the Registration Statement immediately prior to the Applicable Time, as supplemented by the pricing information communicated to potential investors, is hereinafter called the “Pricing Prospectus.”  The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.”  Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Public Securities is hereinafter called an “Issuer Free Writing Prospectus.”  All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein.  “Applicable Time” means 7:30 p.m., New York City time, on the Effective Date or such other time as agreed to by the Company and the Representative.

2.1.2        Pursuant to the Exchange Act.  The Company has filed with the Commission a registration statement on Form 8-A (File Number 001-34830) (the “Form 8-A”) providing for the registration of the Shares under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which registration statement complies in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.  The Form 8-A has been declared effective by the Commission.

2.1.3        Registration under the Exchange Act and Stock Exchange Listing.  The Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for listing on The NASDAQ Capital Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.2           Effectiveness of Registration Statement; No Stop Orders, etc.  The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission and, other than the Rule 462 Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement following the declaration of effectiveness has been filed under the Act with the Commission.  Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any post-effective amendment thereto or the Rule 462 Registration Statement, if any, or any Preliminary Prospectus or Issuer Free Writing Prospectus, or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3           Disclosures in Registration Statement, Preliminary Prospectus, Pricing Prospectus and Prospectus.

2.3.1        10b-5 Representation.

(i)           Each Preliminary Prospectus at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto.  The parties acknowledge and agree that such information provided by the Representative on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Pricing Prospectus:  the name of each Underwriter; the second sentence of the first paragraph; and the first and second sentences in the first paragraph under the heading “Pricing of Ordinary Shares” (such information, the “Underwriters’ Information”).

(ii)          The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, listed on Schedule II attached hereto, taken together as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, if any, listed on Schedule II attached hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

(iii)         The Company meets the general eligibility requirements for use of Form F-1 under the Act.  The Company is a “foreign private issuer” (as defined in Rule 405 under the Act) as of the date of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and any Issuer Free Writing Prospectus.  At the time of filing the Registration Statement, the Company was not an “ineligible issuer” (as defined in Rule 405 under the Act).  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects with the requirements of the Act and the Regulations, and do not and will not, as of the Effective Date as to the Registration Statement and the applicable effective date of any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.3.2        Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Pricing Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Registration Statement, the Pricing Prospectus and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company, its Subsidiaries (as hereinafter defined) and its or their affiliates is a party or by which it is or may be bound or affected and that is (i) referred to in the Registration Statement, the Pricing Prospectus and the Prospectus, or (ii) is material to the business of the Company or any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has been duly authorized and validly executed by the Company and each Subsidiary, as applicable, is in full force and effect (assuming due authorization and valid execution by the other party thereto) and is enforceable against the Company and its Subsidiaries, as applicable, and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the U.S. federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  None of such agreements or instruments has been assigned by the Company or its Subsidiaries, as applicable, and neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any other party is in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder by the Company or any Subsidiary or, to the Company’s knowledge, by the other party thereto, except to the extent that such default would not have a Material Adverse Effect (as hereinafter defined).  To the best of the Company’s knowledge, performance by the Company or its Subsidiaries of the material provisions of such agreements or instruments, as applicable, will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company and its Subsidiaries or any of its or their assets or businesses.

2.3.3        Prior Securities Transactions.  Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, since January 1 2007, no securities of the Company or its Subsidiaries have been sold by the Company or its Subsidiaries or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company and its Subsidiaries.

2.3.4        Regulations.  The disclosures in the Registration Statement, the Pricing Prospectus and the Prospectus concerning the effects of U.S. federal, state and local, Israeli and other foreign regulation (including, without limitation, foreign regulation with respect to Brazil, Russia, India, China and Mexico) on this Offering and the Company’s and its Subsidiaries’ business as currently contemplated are true, correct and complete in all material respects, and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus which are not so disclosed.

2.4           Changes After Dates in Registration Statement.

2.4.1        No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or prospects of the Company and its Subsidiaries, (ii) there have been no material transactions entered into by the Company and its Subsidiaries, including, without limitation, related party transactions, other than as contemplated pursuant to this Agreement, and (iii) no officer or director of the Company or any Subsidiary has resigned from any position with the Company or any Subsidiary.

2.4.2        Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business, or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5           Independent Accountants.  Kesselman & Kesselman LLP (“Kesselman”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act. Kesselman has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Prospectus and  the Prospectus, provided to the Company and its Subsidiaries any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements, etc.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus comply with the applicable requirements of the Act and the Regulations and fairly present the consolidated financial position and the results of operations of the Company and its consolidated Subsidiaries at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), consistently applied throughout the periods involved; and no supporting schedules are required to be included in the Registration Statement.  The Registration Statement, the Pricing Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company and its consolidated Subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company and its Subsidiaries have not declared or paid any dividends or made any distribution of any kind with respect to its or their capital stock, (c) there has not been any change in the capital stock of the Company or any Subsidiary or any grants under any stock compensation plan of the Company or any Subsidiary, and (d) there has not been any material adverse change in the long-term or short-term debt of the Company or any Subsidiary.

2.7           Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Registration Statement, the Pricing Prospectus and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement, the Pricing Prospectus and the Prospectus, on the Effective Date and the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or securities of its Subsidiaries, or any security convertible into Shares of the Company or securities of its Subsidiaries, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights, securities or convertible securities.

2.8           Corporate Records.  The minute books and corporate records of the Company and its Subsidiaries delivered to the Representative and its counsel are true and correct in all material respects and contain all minutes of all meetings convened and all resolutions adopted by the directors (and any committees of such directors) and shareholders of the Company and its Subsidiaries since January 1, 2007 and, as of the Closing Date, will contain all of the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and its Subsidiaries.  No resolutions have been adopted by the directors and shareholders of the Company and its Subsidiaries except as set forth in such minute books and corporate records.

2.9           Valid Issuance of Securities, etc.

2.9.1        Outstanding Securities.  All issued and outstanding shares of capital stock of the Company and its Subsidiaries issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable, the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders, and none of such shares of capital stock were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries issued prior to the transactions contemplated by this Agreement have been issued in compliance in all material respects with all applicable Israeli, U.S. federal and state and foreign securities laws, or an exemption therefrom.  The share capital of the Company conforms in all material respects to the description of the share capital as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus at the date or dates indicated in the Registration Statement, the Pricing Prospectus and the Prospectus, as the case may be.

2.9.2        Securities Sold Pursuant to this Agreement.  The Public Securities and the Representative’s Securities have been duly authorized for issuance and sale and, when issued and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable, the holders thereof are not and will not be subject to personal liability by reason of being such holders, the Public Securities and Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and the Representative’s Securities has been duly and validly taken.  The Public Securities and the Representative’s Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.10         Registration Rights of Third Parties.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under applicable Israeli securities laws or the Act or to include any such securities in a registration statement to be filed by the Company under applicable Israeli securities laws or pursuant to the Act.

2.11         Validity and Binding Effect of Agreements.  This Agreement and the Representative’s Option Agreement have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under U.S. federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.12         No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement and the Representative’s Option Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries pursuant to the terms of any agreement or instrument to which the Company and its Subsidiaries are a party, (ii) result in any violation of the provisions of the Company’s current amended and restated articles of association (the “Articles of Association”) or the applicable organizational documents of any Subsidiary, in each case as of the date hereof and as of the applicable Closing Date, or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company and its Subsidiaries or any of its or their properties or business in effect as of the date hereof and as of the applicable Closing Date, except in the case of clauses (i) and (iii) above for such breaches or violations as would not have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement and the Representative’s Option Agreement (a “Material Adverse Effect”).

2.13         No Defaults; Violations.  No default by the Company or its Subsidiaries exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company or its Subsidiaries are a party or by which the Company and its Subsidiaries may be bound or to which any of the properties or assets of the Company and its Subsidiaries is subject, including, without limitation, any conditions or requirements stipulated by the instruments of approval granted to it by the Office of the Chief Scientist in the Israeli Ministry of Industry, Trade and Labor with respect to any research and development grants given to the Company, except for any such defaults as would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation of (i) any term or provision of its articles of association or organizational documents, as applicable, or (ii) any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its or their properties or businesses, except in the case of clause (ii) above for such violations as would not have a Material Adverse Effect.

2.14         Corporate Power; Licenses; Consents.

2.14.1      Conduct of Business.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have all requisite corporate power and authority, and have all necessary authorizations, approvals, orders, licenses, certificates and permits (collectively, “Governmental Licenses”) of and from all Governmental Authorities (as hereinafter defined) that they need as of the date hereof to conduct their respective business as currently conducted and as proposed to be conducted as described in the Registration Statement, the Pricing Prospectus and the Prospectus, including, without limitation, all such registrations, approvals, clearances, certificates, authorizations and permits required by the Governmental Authorities engaged in the regulation of clinical trials, medical devices or biohazardous substances or materials, except for such failures to have such authorizations, approvals, orders, licenses, certificates and permits as would not have a Material Adverse Effect; the Company is in compliance with the requirements of all such Governmental Licenses in all material respects; all such Governmental Licenses are valid and in full force and effect; the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation, suspension, modification, withdrawal, or termination of any such Governmental Licenses, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Company, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses; and the Company has no reason to believe that any party granting any such Governmental Licenses is considering revoking, suspending, modifying, withdrawing, or terminating the same in any material respect.

2.14.2      Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and the Representative’s Option Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required to be obtained by the Company or any of its Subsidiaries in connection herewith and therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the Representative’s Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Representative’s Option Agreement and as contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, except with respect to applicable U.S. federal and state securities laws and the rules and regulations of FINRA.

2.15         D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and principal shareholders immediately prior to the Offering (each, an “Insider” and, collectively, the “Insiders”), as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Pricing Prospectus and the Prospectus, is true, correct and complete, and the Company has not become aware of any information which would cause such information to become inaccurate, incorrect or incomplete.

2.16         Litigation; Governmental Proceedings.  Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no action, suit, proceeding, arbitration, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against or involving the Company, any of its Subsidiaries or any executive officer or director of the Company and its Subsidiaries, except for any such action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding as would not have a Material Adverse Effect.

2.17         Good Standing.  Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation, and is duly qualified to do business as currently conducted and as proposed to be conducted in each jurisdiction in which its ownership or lease of property or the conduct of its business currently requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

2.18         Transactions Affecting Disclosure to FINRA.

2.18.1      Finder’s Fees.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, its Subsidiaries or any Insider with respect to the sale of the Public Securities and the Representative’s Securities hereunder, or any other arrangements, agreements or understandings of the Company, its Subsidiaries or, to the Company’s knowledge, any of its or their shareholders that may affect the Underwriters’ compensation as determined by FINRA.

2.18.2      Payments within 12 Months.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, within the 12 months prior to the Effective Date, neither the Company nor any Subsidiary has made any direct or indirect payments (in cash, securities or otherwise) to (i) any person as a finder’s fee, consulting fee or otherwise in consideration of such person raising capital for the Company or its Subsidiaries or introducing to the Company and its Subsidiaries persons who raised or provided capital to the Company or its Subsidiaries, (ii) to any FINRA member, or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, except in the case of clause (i) above as provided in Schedule 2.18.2 attached hereto and, in the case of clauses (ii) and (iii) above, the prior payment of $50,000 to the Representative as an advance against the expenses described in Section 3.8 below.

2.18.3      Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.18.4      FINRA Affiliation.  To the Company’s knowledge, no officer, director or principal shareholder of the Company has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

2.18.5      Information.  All information provided by the Company in its FINRA Questionnaire to O’Melveny specifically for use by O’Melveny in connection with its COBRADesk filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.19         Foreign Corrupt Practices Act.  Neither the Company nor its Subsidiaries nor any of the directors, employees or officers of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company and its Subsidiaries (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and its Subsidiaries.  The Company and its Subsidiaries have taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and its Subsidiaries to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and Title 5 of the Israeli Penalty Law (Bribery Transactions).

2.20         Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, if applicable, the Israeli Prohibition of Money Laundering Law, 2000, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the jurisdictions in which the Company or any of its Subsidiaries conduct, or propose to conduct, their respective operations or activities (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.21         Compliance with OFAC.  None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaires or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the offering of the Public Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC

2.22         Officers’ Certificate.  Any certificate signed by a duly authorized officer of the Company and delivered to the Representative or to O’Melveny shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date of such certificate.

2.23         Lock-Up Period.

2.23.1      Each of the Company’s officers and directors (each a “Lock-Up Party” and, collectively, the “Lock-Up Parties”) have agreed pursuant to executed lock-up agreements in the form attached hereto as Exhibit B (each, a “Lock-Up Agreement”) that, commencing on July 14, 2010 and ending 180 days after the date of the Prospectus (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the prior written consent of the Representative.  The Company has caused each Lock-Up Party to deliver to the Representative the agreement of each such Lock-Up Party to the foregoing effect prior to the Effective Date.

2.23.2      The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Representative, it will not, for a period of 180 days from the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this paragraph 2.23.2 shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of ordinary shares and other convertible securities to employees, directors or consultants or pursuant to share option plans approved by the Board of Directors of the Company prior to the date hereof, including up to 800,000 additional Shares to be issued pursuant to such plans, (iii) the issuance by the Company of ordinary shares and other convertible securities in connection with strategic partnering arrangements, or (iv) the pledge or issuance by the Company of ordinary shares to commercial lenders providing bona fide financing to the Company.

2.23.3      Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 2.23 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension.

2.24         Subsidiaries.  The Company’s ownership and control of each direct and indirect Subsidiary is as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.25         Related Party Transactions.  Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no business relationships or related party transactions involving the Company, its Subsidiaries or any Insider or other person required to be described in the Prospectus, whether pursuant to the Act and the Regulations or Israeli securities laws, that have not been described as required.  The descriptions of the events and transactions set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Related Party Transactions” are true, correct and complete in all material respects.

2.26         Corporate Governance.  The Company is, and will be on the Closing Date, in material compliance with the applicable corporate governance requirements of the Companies Law, 1999, and the regulations thereunder (the “Companies Law”), the Exchange Act and the regulations thereunder, the Israeli Securities Law, 1968 and the regulations thereunder (the “Securities Law”), The NASDAQ Stock Market LLC, and the Tel-Aviv Stock Exchange (the “TASE”).

2.27         Disclosure Controls.  The Company has developed and currently maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.28         Sarbanes-Oxley Compliance.

2.28.1      The Company is, and will be on the Closing Date, in material compliance with the provisions of the Companies Law and the Securities Law applicable to it as of the Effective Date, and has implemented or will implement such programs and take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all material provisions thereof regarding the implementation of internal controls, including, without limitation, with respect to the appointment of an internal auditor, maintenance and functioning of a duly constituted audit committee and compliance with relevant approval procedures for corporate actions and transactions.

2.28.2      The Company is, and will be on the Closing Date, in compliance with the provisions of the U.S. Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to it as of the Effective Date, and has implemented or will implement such programs and take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act.

2.29         Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, the Pricing Prospectus and the Prospectus truly, correctly and completely describes (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgments and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  The Board of Directors of the Company and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Kesselman regarding such disclosure.

2.30         No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.31         No Labor Disputes.  No labor dispute with the employees of the Company or its Subsidiaries, as the case may be, exists or, to the Company’s knowledge, is threatened or imminent.  The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of its principal suppliers, manufacturers or contractors, as applicable.  Without limiting the generality of the foregoing, the Company and its Subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements applicable to its and their employees.

2.32         Compliance with and Liability under Environmental Laws.  Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and its Subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable Israeli, U.S. federal, state and local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release (as hereinafter defined) or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such matter as would not have a Material Adverse Effect, and (iii) (a) there are no proceedings that are pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries under any Environmental Laws in which a governmental entity is also a party, (b) the Company and its Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could have a Material Adverse Effect, and (c) none of the Company and its Subsidiaries anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

2.33         Regulatory.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have complied in all material respects with, are not in violation of, and have not received any written notices of violation with respect to any laws, statutes, rules, regulations or orders administered, issued or enforced by the Israeli Health Ministry (the “IHM”), the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMEA”), the European Commission’s Enterprise Directorate General, the regulatory agencies within each E.U. Member State granting marketing authorization through the Mutual Recognition Procedure (“EU regulatory agencies”) or any other U.S. or foreign federal, state or local governmental or quasi-governmental authority exercising comparable authority over the Company and its Subsidiaries or any of its or their products or services (together with the IHM, the FDA, the EMEA and the EU regulatory agencies, the “Governmental Authorities”) applicable to the design, ownership, testing, development, processing, manufacture, packaging, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured, distributed or developed by or for the Company, including, those relating to investigational use, investigational device exemption, premarket notification, premarket approval, good clinical practices, good manufacturing practices, record keeping, filing of reports, and patient privacy and medical record security (collectively, “Applicable Laws”), or any license, certificate, approval, clearance, authorization, permit, application, supplement or amendment required by any Applicable Laws (collectively, “Authorizations”).  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company possesses all required Authorizations for the conduct of the business of the Company and its Subsidiaries now operated as described in the Registration Statement, the Pricing Prospectus and the Prospectus and such Authorizations are in full force and effect. Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have not received from the Governmental Authorities any written notice of adverse findings, notices of violations, citations, regulatory letters, warning letters, untitled letters, criminal proceeding notices under Section 305 of the Federal Food, Drug, and Cosmetic Act or other similar communication from the Governmental Authorities alleging or asserting noncompliance with Applicable Laws or any Authorizations, and there have been no seizures or suspensions of Authorizations conducted or, to the Company’s knowledge, threatened by the Governmental Authorities, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, safety alerts or similar actions relating to the safety or efficacy of the Company’s and its Subsidiaries’ products, and no investigations with respect to any alleged product defect or violation have been conducted by the Company or its Subsidiaries or requested or, to the Company’s knowledge, threatened by the Governmental Authorities which remain unresolved.  The Company and its Subsidiaries have no knowledge that the Governmental Authorities have initiated, conducted or intend to initiate any such notice or action.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries have not received notice of any claim, litigation, action, suit, proceeding, hearing, investigation, or other similar action from the Governmental Authorities alleging that any Company or Subsidiary operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the Governmental Authorities are considering any such claim, litigation, action, suit, proceeding, hearing, or investigation.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, each regulatory submission of the Company’s and its Subsidiaries’ products has been filed and maintained in material compliance with all Applicable Laws and Authorizations, and all laboratory and clinical studies and tests currently being conducted by or on behalf of the Company and its Subsidiaries and that support clearance or approval of its products are or have been conducted in material compliance with all Applicable Laws and Authorizations.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, no filing or submission to the Governmental Authorities contains any material omission or false information, and the Company and its Subsidiaries have not received any notices or correspondence from the Governmental Authorities, Institutional Review Board or foreign comparable authority requiring termination, suspension or clinical hold of any laboratory and clinical studies and tests conducted or currently being conducted by or on behalf of the Company.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, all manufacturing operations conducted by or for the benefit of the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable manufacturing practices, quality assurance standards and similar business practices mandated by Applicable Laws.  Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries are not aware of any material facts which are reasonably likely to cause (i) the non-approval or non-clearance of any products intended to be sold by the Company and its Subsidiaries, (ii) a change in the marketing classification or labeling of any such products, (iii) a termination or suspension of clinical trials being conducted by or on behalf of the Company and its Subsidiaries, or (iv) a suspension or revocation of any of the Company’s or its Subsidiaries’ Authorizations.  The pre-clinical tests and clinical trials conducted by or on behalf of the Company and its Subsidiaries that are described in, and the results of which are referred to in, the Registration Statement, the Pricing Prospectus and the Prospectus, if any, are the only pre-clinical tests and clinical trials currently being conducted by or on behalf of the Company and its Subsidiaries, and, to the best of the Company’s knowledge, such studies and tests were and, if still pending, are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and in material compliance with Applicable Laws and Authorizations.

2.34         Intellectual Property.

2.34.1      Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) the Company and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission, all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, proprietary rights and processes (“Intellectual Property”) that are necessary for the conduct of the business of the Company and its Subsidiaries now operated by them, or as proposed to be operated by them, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for such failure to own or have the right to use as would not have a Material Adverse Effect, without any material conflict with or infringement of the interests of others, and the Company and its Subsidiaries have taken all reasonable steps necessary to secure or perfect their interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from their employees and contractors, (ii) the Company has no knowledge of any infringement by any third party of any Intellectual Property of the Company and its Subsidiaries, (iii) the Company is not a party to outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and its Subsidiaries except as would not have a material adverse effect on the assets, business or operations of the Company and its Subsidiaries, taken as a whole, (iv) the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect, (v) to the Company’s knowledge after due inquiry, none of the technology or information employed by the Company and its Subsidiaries has been obtained or is being used by the Company and its Subsidiaries in violation of any contractual or fiduciary material obligation binding on the Company and its Subsidiaries or any of its or their directors or executive officers, or any of its or their employees, or otherwise in violation of the rights of any third party, (vi) neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communications alleging that the Company or its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus (including the commercialization of products or services under development), violates, infringes or conflicts with any of the Intellectual Property of any other person or entity or engages in unfair competition or trade practice, and the Company is unaware of any facts which could form a reasonable basis for such allegations, and (vii) and the Company and its Subsidiaries have taken reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent required to do so by contract or under law, the confidential information of third parties in their possession.

2.34.2      The Company and its Subsidiaries, where applicable, have properly filed or caused to be filed with applicable Israeli, U.S. and other foreign and international patent authorities (the “Patent Authorities”) all patent applications owned or purported to be owned by the Company and its Subsidiaries (the “Company Patent Applications”), and have not allowed any issued patent of the Company or its Subsidiaries to lapse or enter the public domain.  To the Company’s knowledge, (i) no material misrepresentation was made to, or material fact withheld from, any Patent Authorities during any prosecution of any Company Patent Applications, (ii) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor its Subsidiaries has knowledge of any fact which would preclude the patentability, validity or enforceability of any patents and patent applications in the Intellectual Property of the Company and its Subsidiaries, (iii) neither the Company nor its Subsidiaries has knowledge of any information which would preclude the Company, its Subsidiaries or, as applicable, its licensors from having clear title to the patents and patent applications in the Intellectual Property of the Company and its Subsidiaries, and (iv) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, all assignments for all patents and/or patent applications in the Intellectual Property of the Company and its Subsidiaries have been properly executed and/or submitted for recordation for each named inventor, except in the case of each of clauses (i) through (iv) above as would not have a Material Adverse Effect.

2.35         Taxes  Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with, or included as part of, the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries.  The term “taxes” mean all Israeli, U.S. federal, state and local and other foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, linkage differentials, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.36         Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

2.37         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

2.38         Stabilization.  None of the Company and its Subsidiaries or, to the Company’s knowledge, any of its or their employees, officers or directors, have taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

2.39         Offering Materials.  The Company has not distributed and will not distribute prior to the completion of the distribution of the Public Securities, any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus and Issuer Free Writing Prospectus listed on Schedule II attached hereto or such other materials reviewed and approved by the Representative or otherwise required by applicable law.

2.40         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2.41         Transaction Documents under Israeli Law.  As of the date hereof and as of the Closing Date and any Option Closing Date, each of this Agreement and the Representative’s Option Agreement is in proper form to be enforceable against the Company in Israel in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Israel of this Agreement and the Representative’s Option Agreement, it is not necessary that the such agreements be filed or recorded with any court or other authority in the Israel (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if the such agreements are executed in or brought into Israel) in Israel be paid on or in respect of such agreements or any other documents to be furnished hereunder, other than court costs, including filing fees and deposits to guarantee judgment required by Israeli laws and regulations.

2.42         Choice of Law.  The courts of the State of Israel recognize and give effect to the choice of law provisions set forth in Section 9.6.1 hereof and will enforce judgments of U.S. courts obtained against the Company in connection with this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon, subject to the conditions and qualifications set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

2.43         Israeli Securities Laws; Listing on the TASE.

2.43.1      The Company is a reporting issuer in the State of Israel with Shares listed on the TASE, and is in compliance in all material respects with all applicable rules and regulations under the Israeli securities laws and of the TASE.  Since January 1, 2007, and except as provided in Schedule 2.43.1 attached hereto, there are no reports or information required to be disclosed pursuant to the requirements of the Israeli securities laws or the TASE that have not been made publicly available.

2.43.2      Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Shares are listed on the TASE and the Company has taken no action designed to, or likely to have the effect of, delisting the Shares from the TASE, nor has the Company received any notification that the TASE contemplates terminating such listing.

2.43.3      Since August 4, 2010, (i) none of the Company’s filings with the TASE contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, and (ii) the Company has made all filings with the TASE required under the applicable Israeli securities laws.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object.

3.2           Federal Securities Laws.

3.2.1        Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and the regulations thereunder, as from time to time in effect, so far as necessary to permit the continuance of sales of or dealings in the Public Securities and the Representative’s Securities in accordance with the provisions hereof and the Prospectus.  If at any time when a Prospectus relating to the Public Securities and the Representative’s Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement, the Pricing Prospectus and the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2        Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations and, in any event, not later than the Closing Date.

3.2.3        Exchange Act Registration.  For a period of three years from the Effective Date, the Company will use its reasonable best efforts to maintain the registration of the Shares.

3.2.4        Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectuses identified on Schedule II attached hereto, without the prior consent of the Representative.  The Company represents that it will comply with the applicable requirements of Rule 433 of the Act with respect to any Issuer Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

3.3           Qualification.  The Company agrees to promptly take such action as the Representative may reasonably request to qualify the Public Securities and the Representative’s Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Public Securities and Representative’s Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

3.4           Delivery to the Underwriters of Prospectuses.  The Company will deliver to each of the Underwriters, without charge, from time to time during the period when a Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto, and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5           Effectiveness and Events Requiring Notice to the Representative.  The Company will notify the Representative immediately and confirm the notice in writing of (i) the effectiveness of the Registration Statement and any amendment thereto, (ii) the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii)  the issuance by any securities commission or regulatory authority of any proceedings for the suspension of the qualification of the Public Securities or the Representative’s Securities for offering or sale in any jurisdiction or of the initiation, of any proceeding for that purpose, (iv) the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, Pricing Prospectus or the Prospectus, (v) the receipt of any comments or request for any additional information from the Commission, and (vi) the happening of any event during the period described in this Section 3.4 that, in the judgment of the Representative or the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Prospectus or the Prospectus untrue or that requires the making of any changes (a) in the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any U.S. state securities commission shall enter a stop order or suspend such qualification at any time, the Company will use its best efforts to obtain promptly the lifting of such order.

3.6           Financial Public Relations Firm.  As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than two years after the Effective Date.  Kilmer Lucas Inc. & Bio Tuesday Publishing Corporation is acceptable to the Representative to act as the Company’s public relations firm.

3.7           Reports to the Representative.  For a period of three years from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release which was released by the Company, (iii) a copy of each Form 6-K prepared and filed by the Company, (iv) two copies of each registration statement filed by the Company under the Act, and (v) such additional documents and information with respect to the Company and its subsidiaries as the Representative may from time to time reasonably request, other than non-public information in the Company’s possession which may be provided by the Company to the Representative at its discretion in light of attorney-client privilege and subject to execution of a non-disclosure agreement in a form reasonably satisfactory to the Company and the Representative.  Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.8           Payment of Expenses.

3.8.1        General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and any Option Closing Date, as the case may be, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, as follows:  (a) all filing fees and communication expenses relating to the registration of the Public Securities and the Representative’s Securities with the Commission, (b) all COBRADesk filing fees associated with the review of the Offering by FINRA and all fees and expenses relating to the listing of the Shares on NASDAQ and such other stock exchanges as the Company and the Representative together determine, (c) all fees, expenses and disbursements relating  to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual and $30,000 in the aggregate, (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares under the “blue sky” securities laws of such states and other jurisdictions as the Company and the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel up to $5,000), (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as the Company and the Representative may reasonably designate, (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any “Blue Sky Surveys” and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and related Powers of Attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto, and as many preliminary and final prospectuses as the Representative may reasonably deem necessary, (g) the costs and expenses of the public relations firm referred to in Section 3.6 hereof, (h) the costs of preparing, printing and delivering certificates representing the Shares, (i) the fees and expenses of the Transfer Agent referred to in Section 3.15 hereof, (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters, (k) the costs associated with bound volumes of the public offering materials, as well as commemorative mementos and Lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as the Representative may reasonably request, (l) the fees and expenses of the Company’s accountants, (m) the fees and expenses of the Company’s legal counsel and other agents and representatives, (n) the $16,000 cost associated with the use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering, and (o) up to $10,000 of the Representative’s actual accountable “road show” expenses for the Offering. Any expenses, other than the payment to be made pursuant to clause (d) above, shall be subject to prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

3.8.2        Non-accountable Expenses.  The Company further agrees that, in addition to the expenses payable pursuant to Section 3.8.1, on the Closing Date it will pay to the Representative an amount equal to the documented fees and expenses actually incurred by counsel to the Representative by deduction from the proceeds of the Offering contemplated herein.

3.9           Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Pricing Prospectus.

3.10         Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least 12 consecutive months beginning after the Effective Date.

3.11         Stabilization.  None of the Company and its Subsidiaries will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities, and the Company and its Subsidiaries shall take reasonable steps designed to prevent its or their employees, officer or directors from taking, directly or indirectly, any such action.

3.12         Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13         FINRA.  The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it becomes aware that any director, officer or 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.14         No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15         Transfer Agent and Registrar.  The Company shall retain, at its expense, a transfer agent and registrar for the Shares acceptable to the Representative (the “Transfer Agent”).  American Stock Transfer & Trust Company, LLC is acceptable to the Representative to act as Transfer Agent for the Shares.

3.16         Rule 462(b) Registration Statement.  If the Company elects to rely upon Rule 462(b) of the Act, the Company shall file the Rule 462(b) Registration Statement with the Commission by 5:30 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay to the Commission the filing fee for the Rule 462(b) Registration Statement.

3.17         Passive Foreign Investment Company.  The Company agrees (i) to make a determination on an annual basis as to whether it was a “passive foreign investment company” within the meaning of Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for the preceding fiscal year, including any qualifications, and (ii) to promptly report such determination in the next filing of an annual report with the Commission and to provide shareholders with the necessary information to make a “qualified electing fund” election as defined under the Code; provided, however, that nothing in this Section 3.17 shall be interpreted as an undertaking to qualify as a “passive foreign investment company.”

3.18         License.  Upon request of the Representative, the Company will furnish, or cause to be furnished, to the Underwriters an electronic version of the Company’s trademarks, service marks and corporate logo for use on the websites, if any, operated by the Underwriters for the purpose of facilitating the Offering (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

3.19         Listing.  The Company shall use its reasonable best efforts to maintain the listing of the Shares on NASDAQ for a period of at least three years.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and, with respect to any Option Shares, any Option Closing Date, (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder, and (iv) the following conditions:

4.1           Regulatory Matters.

4.1.1        Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later date and time as shall be consented to in writing by the Representative and, at each of the Closing Date and any Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued or be in effect and no proceedings for that purpose shall have been instituted or shall be pending or, to the Company’s knowledge, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2        FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3        NASDAQ Stock Market Clearance.  On the Closing Date, the Company’s Shares, including the Firm Shares and any Option Shares, shall have been approved for listing on the NASDAQ, and the Company shall have complied with all obligations of NASDAQ.

4.2           Company Counsel Matters.

4.2.1        Opinions of Company’s U.S. Counsel.  Torys LLP, U.S. counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.2        Opinions of Company’s Israeli Counsel.  Yoram L. Cohen, Ashlagi, Eshel Law Firm, Israeli counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such Israeli legal matters as the Representative may reasonably request, including a 10b-5 statement, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.3        Opinion of Company’s Intellectual Property Counsel.  Dr. Mark Friedman Ltd., intellectual property counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such intellectual property matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.4        Opinion of Company’s U.S. Regulatory Counsel.  Latham & Watkins LLP, U.S. regulatory counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such U.S. regulatory matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.5        Opinion of Company’s European Union Regulatory Counsel.  Latham & Watkins LLP, European Union regulatory counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such European Union regulatory matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.6        Opinion of Company’s Brazil Regulatory Counsel.  Derraik Advogados, Brazil regulatory counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such Brazilian regulatory matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.7        Opinion of Company’s Republic of India Regulatory Counsel.  Desai & Diwanji, Mumbai, Republic of India regulatory counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such Indian regulatory matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.8        Opinion of Company’s China Regulatory Counsel. Guo & Partners Attorneys at Law, China regulatory counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such Chinese regulatory matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.2.9        Opinion of Company’s Mexico Regulatory Counsel.  Galicia Abogados, S.C., Mexico regulatory counsel to the Company, shall have furnished to the Representative, at the request of the Company, its written opinion with respect to such Mexican regulatory matters as the Representative may reasonably request, dated the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

4.3           Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and any Option Closing Date, the Representative shall have received from Kesselman a cold comfort letter with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus, addressed to the Underwriters and in form and substance satisfactory to the Representative and to O’Melveny, dated as of the date of this Agreement and as of the Closing Date and any Option Closing Date, as the case may be; provided that the cold comfort letter delivered on the Closing Date or any Option Closing Date, as the case may be, shall use a “cut-off” date no more than three Business Days prior to such Closing Date or any such Option Closing Date, as the case may be.

4.4           Officers’ Certificates.

4.4.1        Officers’ Certificate.  At each of the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received a certificate of the Company signed by the Chairman of the Board of Directors and the Chief Executive Officer of the Company, dated the Closing Date and any Option Closing Date, as the case may be, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true, correct and complete.

4.4.2        Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date and any Option Closing Date, as the case may be, certifying (i) that the Company’s and its Subsidiaries’ articles of association and organizational documents, as the case may be, are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions of the Board of Directors of the Company relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  Prior to and on each of the Closing Date and any Option Closing Date, as the case may be, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission, and (iv) the Registration Statement, the Pricing Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither (a) the Registration Statement, or any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, nor (b) any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) no event or condition or a type described in Section 8.2 hereof shall have occurred or shall exist which would, in the Representative’s judgment, make it impracticable to proceed with the offering, sale and/or delivery of the Firm Shares or any Option Shares, as the case may be, or to enforce contracts made by the Underwriters for the sale of any such securities.

4.6           Delivery of Agreements.

4.6.1        Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreements.

4.6.2        Closing Date Deliveries.  On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Option Agreement.

4.7           Additional Documents.  On or prior to the Closing Date or any Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates, including certificates of officers of the Company, and documents as the Representative may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Public Securities as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

5.	Indemnification.

5.1           Indemnification of the Underwriters.

5.1.1        General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each Selected Dealer, and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Pricing Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (in each case as may be amended and supplemented from time to time), (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including, without limitation, any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or (iii) any application or other document or written communication executed by the Company or based upon written information furnished by the Company to be used or provided in any jurisdiction in order to qualify the Public Securities and the Representative’s Securities under the securities laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with the Underwriters’ Information.  With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent by such Underwriter to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations and the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.2 hereof.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

5.1.2        Procedure.  If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1 hereof, such Underwriter, Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter, Selected Dealer or Controlling Person, as the case may be) and payment of actual expenses.  Such Underwriter, Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person and identified to the Company in writing shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of any such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld; provided, however, that the Company shall not be liable to indemnify any person for the settlement of any action effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, unless such settlement (a) includes an unconditional release from all liability on any claims that are the subject matter of such action and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Company.

5.2           Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (in each case as may be amended and supplemented from time to time), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus (in each case as may be amended and supplemented from time to time) in reliance upon and in conformity with the Underwriters’ Information.  In case any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, the Pricing Prospectus or the Prospectus (in each case as may be amended and supplemented from time to time), and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2 hereof.

5.3           Contribution.

5.3.1        Contribution Rights.  If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under Sections 5.1 or 5.2 hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Public Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.3.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 5.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount, when taken together with the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, in excess of the amount actually received by such Underwriter with respect to the Public Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2        Contribution Procedure.  Within 15 days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by applicable law, any right to contribution under the Act, the Exchange Act or otherwise available.  Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

5.4           The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity

6.	Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm Shares or Option Shares.  If any Underwriter or Underwriters shall default in its or their obligation to purchase the Public Securities hereunder on the Closing Date or any Option Closing Date, as the case may be, and the aggregate number of Public Securities with respect to which such default relates does not exceed, in the aggregate, 10% of the number of Public Securities that all Underwriters have agreed to purchase hereunder on the Closing Date or any Option Closing Date, as the case may be, then the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments to purchase Firm Shares or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters hereunder, to purchase the Public Securities that such defaulting Underwriter agreed but failed to purchase on the Closing Date or any Option Closing Date, as the case may be.

6.2           Default Exceeding 10% of Firm Shares or Option Shares.  In the event that the default addressed in Section 6.1 hereof relates to more than 10% of the Public Securities that all Underwriters have agreed to purchase hereunder on the Closing Date or any Option Closing Date, as the case may be, the Representative may, in its discretion, arrange for itself or any other party or parties to purchase the Public Securities to which such default relates on the terms contained herein.  If, within one Business Day after such default, the Representative does not arrange for the purchase of the Public Securities to which such default relates on the terms contained herein, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties satisfactory to the Representative to purchase the Public Securities to which such default relates on the terms contained herein. In the event that neither the Representative nor the Company arrange for the purchase of the Public Securities to which such default relates on the terms contained herein pursuant to this Section 6.2, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Section 3.8 and Section 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to any Option Shares, this Agreement will not terminate as to the Firm Shares; provided, further, however, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date.  In the event that the Public Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as described in this Section 6, the Representative or the Company shall have the right to postpone the Closing Date and any Option Closing Date, as the case may be, for a reasonable period, but not in any event exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Company and the Representative deem necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Public Securities.

7.	Additional Covenants.

7.1           Favorable Consideration.  For a period of 12 months following the Closing Date, the Company agrees that it will favorably consider designating, in its sole discretion, the Representative to act as lead underwriter or co-manager of any underwriting group or placement agent or co-placement agent for any proposed public offering of the Company’s equity securities in the United States during the 12 month period following the Closing Date.  If the Company elects to so designate the Representative, the Representative shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents.

8.	Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date.  This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2           Termination.  The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date and any Option Closing Date, as the case may be, by notice given to the Company if (i)  any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States or Israel, (ii) trading on the TASE, the New York Stock Exchange, NASDAQ or The NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, (iii) if the State of Israel or the United States shall have become involved in a new war or the United States shall have become involved in an increase in major hostilities, (iv) a banking moratorium has been declared by the State of Israel or a New York State or U.S. federal authority, (v) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States or Israeli securities markets, (vi) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or any Option Shares, as the case may be, (vii) the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) the Representative shall have become aware after the date hereof of a substantial change in general market conditions which would, in the Representative’s judgment, make it impracticable to proceed with the offering, sale and/or delivery of the Firm Shares or any Option Shares, as the case may be, or to enforce contracts made by the Underwriters for the sale of any such securities.

8.3           Expenses.  Except in the case of a default by the Underwriters pursuant to Section 6.2 hereof, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of counsel to the Representative).

8.4           Indemnification.  Notwithstanding any provision contained in this Agreement to the contrary, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 hereof shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.	Miscellaneous.

9.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed, and shall be deemed given when so delivered or faxed and confirmed or if mailed, two Business Days after such mailing.

If to the Representative:

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn:  General Counsel
Fax No.:  646-841-1640

Copy to:

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
Attn:  C. Brophy Christensen, Jr., Esq.
Fax No.:  415-984-8701

If to the Company:

D. Medical Industries Ltd.
7 Zabotinsky Street
Moshe Aviv Tower
Ramat Gan 52520
Israel
Attn:  Efraim Argaman, Chief Executive Officer
Fax No.:  +972-3-611-4514

Copy to:

Torys LLP
237 Park Avenue
New York, NY 10017
Attn:  Cheryl Reicin, Esq.
Fax No.:  212-682-0200

9.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof, including, without limitation, that certain Engagement Letter dated as of February 3, 2010, between the Company and the Representative (the “Engagement Letter”); provided, however, that Section 19 of the Engagement Letter shall survive the execution of this Agreement and shall continue in full force and effect.

9.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and each Controlling Person, director, officer and person referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6           Governing Law; Consent to Service of Process.

9.6.1        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.6.2        Consent to Service of Process.  The Company irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its agent for service of process in any suit, action or proceeding described in Section 9.6.1 hereof and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

9.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

D. MEDICAL INDUSTRIES LTD.

By:	/s/ Efraim Argaman
Name:	Efraim Argaman
Title:	Chief Executive Officer

By:	/s/ Amir Loberman
Name:	Amir Loberman
Title:	Chief Financial Officer

Accepted on the date first above written.

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
Name: John Borer
Title: Senior Managing Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares

Rodman & Renshaw, LLC	1,500,906
Total	1,500,906

I-1

SCHEDULE II

Issuer Free Writing Prospectus filed by the Company with the Commission on July 27, 2010.

II-1

EXHIBIT A

Form of Underwriter’s Option Agreement

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED (INCLUDING WITH RESPECT TO RESTRICTIONS ON TRANSFERS) FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FROM AUGUST [____], 2010 (THE “EFFECTIVE DATE”) TO ANYONE OTHER THAN (I) RODMAN & RENSHAW, LLC (“RODMAN & RENSHAW”) OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE INITIAL PUBLIC OFFERING IN THE UNITED STATES OF ORDINARY SHARES OF D. MEDICAL INDUSTRIES, LTD. (THE “OFFERING”), OR (II) A BONA FIDE OFFICER OR PARTNER OF RODMAN & RENSHAW OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO AUGUST [_____], 2011.  VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON AUGUST [_____], 2015.

ORDINARY SHARE PURCHASE OPTION

For the Purchase of Ordinary Shares
of
D. Medical Industries Ltd.

1.           Purchase Option.  THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Rodman & Renshaw (“Holder”), as registered owner of this Purchase Option, to D. Medical Industries Ltd., Israeli public company number 52-0041955 (the “Company”), Holder is entitled, at any time or from time to time, from August [_____], 2011 (the “Commencement Date”), and at or before 5:00 p.m., New York City time, on August [_____], 2015 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [__________] ordinary shares of the Company, par value NIS 0.32 per share (the “Shares”), subject to adjustment as provided in Section 6 below.  If the Expiration Date is a Saturday or a Sunday or a day on which banking institutions are authorized by law to close in the United States, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.  During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option.  This Purchase Option is initially exercisable at US$[________] per Share (125% of the price of the Firm Shares sold in the Offering) ; provided, however, that upon the occurrence of any of the events specified in Section 6 below, the rights granted by this Purchase Option, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified.  The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.           Exercise.

2.1           Exercise Form.  In order to exercise this Purchase Option, the exercise form attached hereto (the “Notice of Exercise”) must be duly completed, executed and delivered to the Company, together with this Purchase Option and, subject to Section 2.2 below, payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check.  The mechanics of exercise are set forth in Section 2.4 below.  If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., New York City time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2           Cashless Exercise.  If at the time of exercise of this Purchase Option there is no effective registration statement registering (or the prospectus contained therein is not available for) the issuance of the Shares being purchased and also at such time of exercise all of the Shares are not then registered for resale by the Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then, in lieu of exercising this Purchase Option by payment of cash by wire transfer of immediately available funds or certified check or official bank check payable to the order of the Company pursuant to Section 2.1 above, the Holder may elect to receive the number of Shares equal to the value of this Purchase Option (or the portion thereof being exercised), by surrender of this Purchase Option to the Company, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of Shares determined in accordance with the following formula:

X		=	Y(A-B)
A

Where,	X	=	The number of Shares to be issued to the Holder;

	Y	=	The number of Shares for which the Purchase Option is being exercised;

	A	=	The current fair market value of one Share; and

	B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of a Share is defined as follows:

(i)  if the Shares are traded on a U.S. securities exchange, the fair market value shall be deemed to be the average of the closing bid prices on such exchange over the thirty (30) day period ending three (3) days prior to the date of the Notice of Exercise being delivered to the Company in connection with the exercise of the Purchase Option (whether in whole or in part);

(ii)  if the Shares are actively traded over-the-counter in the United States, the fair market value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the date of the Notice of Exercise being delivered to the Company in connection with the exercise of the Purchase Option (whether in whole or in part); or

(iii)  if there is no active public market for the Shares in the United States, the fair market value shall be agreed by the Holder and the Board of Directors of the Company (the “Board”); provided, however, that if the Holder and the Board are unable to agree upon the fair market value then the Holder and the Board shall jointly select an appraiser who is experienced in such matters to determine the fair market value and the decision of the appraiser shall be final and conclusive; provided, further, that the fees and expenses of such appraiser shall be borne by the Company.

2.3           Legend.  Each certificate for the Shares purchased under this Purchase Option shall bear a legend as follows, unless such Shares have been registered under the Securities Act of 1933, as amended (the “Act”):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable U.S. state securities laws.  Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable U.S. state securities laws which, in the opinion of counsel to the Company, is available.”

2.4           Mechanics of Exercise.

2.4.1           Delivery of Certificates upon Exercise.  Certificates representing the Shares shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and either (i) there is an effective registration statement permitting the issuance of such Shares to, or resale of such Shares by, the Holder, or (ii) this Purchase Option is being exercised via cashless exercise pursuant to Section 2.2 above, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) Business Days (as defined below) from the delivery to the Company of the Notice of Exercise, surrender of this Purchase Option (if required) and payment of the aggregate Exercise Price as set forth in Section 2.1 above (the “Purchase Option Share Delivery Date”).  If all or any portion of this Purchase Option is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Shares or if the legend is not required under applicable securities laws, such Shares shall be issued free of all legends on or before the Purchase Option Share Delivery Date.  This Purchase Option shall be deemed to have been exercised on the first date on which the Notice of Exercise has been properly delivered to the Company and the Company has received the Exercise Price (or documentation of cashless exercise).  The Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, on the first date on which the Notice of Exercise has been properly delivered to the Company and the Company has received the Exercise Price (or documentation of cashless exercise).

For purposes of this Purchase Option, “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

2.4.2           Compensation for Buy-In on Failure to Timely Deliver Certificates upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Shares pursuant to a Notice of Exercise on or before the Purchase Option Share Delivery Date pursuant to Section 2.4.1 above, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Holder of the Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount by which (a) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares so purchased exceeds (b) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of this Purchase Option and equivalent number of Shares for which such exercise was not honored or deliver to the Holder the number of Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Shares having a total purchase price of US$11,000 to cover a Buy-In with respect to an attempted exercise of Shares with an aggregate sale price giving rise to such purchase obligation of US$10,000, under clause (i) of the immediately preceding sentence, the Company shall be required to pay the Holder US$1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares upon exercise of this Purchase Option as required pursuant to the terms hereof.

2.5           Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of this Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, property or rights.

3.           Transfer.

3.1           General Restrictions.  The registered Holder of this Purchase Option agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Purchase Option for a period of one hundred eighty (180) days from the Effective Date to anyone other than (i) Rodman & Renshaw or an underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of Rodman & Renshaw or of any such underwriter or selected dealer, in each case in accordance with Conduct Rule 5110(g)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”); or (b) cause this Purchase Option or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Option or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2); provided that any such transferee agrees to the restrictions set forth in clauses (a) and (b) above.  On and after one hundred eighty (180) days from the Effective Date, transfers to others may be made subject to compliance with, or exemptions from, applicable securities laws.  In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly completed and executed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith.  The Company shall within five (5) Business Days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2           Restrictions Imposed by the Act. The securities evidenced by this Purchase Option shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable U.S. state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of outside counsel to Rodman & Renshaw reasonably satisfactory to the Company shall be deemed satisfactory evidence of the availability of an exemption); or (ii) a registration statement or a post-effective amendment to any such registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable U.S. state securities law has been established.

4.           Registration Rights.

4.1           “Piggy-Back” Registration.

4.1.1           Grant of Right.  The Holder(s) shall have the right, for a period of three (3) years commencing on the Commencement Date, to include all or any portion of the Shares underlying the Purchase Option(s) (collectively, the “Registrable Securities”) as part of any other registration of securities filed by the Company in any jurisdiction, other than in respect of the Tel-Aviv Stock Exchange in Israel (the “TASE”) for which the provisions of Section 4.3.6 below shall apply (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its or their reasonable discretion, impose a limitation on the number of Shares which may be included in the registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder(s) requested inclusion hereunder as the underwriter(s) shall reasonably permit.  Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities.  Notwithstanding the foregoing, the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.1.1 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

4.1.2           Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.1.1 above, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities; provided, however, that in the event the Company elects to terminate or withdraw any registration pursuant to Section 4.1.1 above, the Company shall reimburse the expenses of any Holder electing to include Registrable Securities in such terminated or withdrawn registration, including, without limitation, expenses of any legal counsel selected by such Holder.  In the event of such a proposed registration, the Company shall furnish the Holder(s) of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement.  Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder(s).  The Holder(s) shall exercise the “piggy-back” registration rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement.

4.2           General Terms.

4.2.1           Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all losses, claims, damages, expenses or liabilities (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) (collectively, “Damages”) to which any of them may become subject under the Act, the Exchange Act or otherwise (including, without limitation, with respect to Damages arising under Israeli securities laws to the extent any registration statement hereunder is filed pursuant Israeli securities laws), arising from such registration statement to the same extent and with the same effect as the Company has agreed to indemnify the several underwriters in Section 5.1 of the Underwriting Agreement between Rodman & Renshaw and the Company, dated as of August [_____], 2010 (the “Underwriting Agreement”).  The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all Damages to which they may become subject under the Act, the Exchange Act or otherwise (including, without limitation, with respect to Damages arising under Israeli securities laws to the extent any registration statement hereunder is filed pursuant Israeli securities laws), arising from information furnished by or on behalf of such Holder(s), or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the several underwriters have agreed to indemnify the Company in Section 5.2 of the Underwriting Agreement.  The Company acknowledges and agrees that such information furnished by or on behalf of such Holder(s) shall consist only of the name and address of such Holder(s) and the number of Registrable Securities included in such registration statement.

4.2.2           Exercise of Purchase Options.  Nothing contained in this Section 4 shall be construed as requiring the Holder to exercise this Purchase Option prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.2.3           Documents Delivered to Holders.  The Company shall furnish to each underwriter participating in any of the foregoing offerings, if any, a signed counterpart, addressed to such underwriter with a copy to each Holder participating in such offering, of:  (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto); and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.  The Company shall also: (a) deliver promptly to each Holder participating in the offering copies of all correspondence between the Commission or any securities regulatory authority, as the case may be, and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff or any securities regulatory authority, as the case may be, with respect to the registration statement; and (b) permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA.  Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.2.4           Underwriting Agreement.  The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holder(s) with Registrable Securities being registered pursuant to this Section 4, which managing underwriter(s) shall be reasonably satisfactory to the Company.  Such underwriting agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriter(s), and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter.  The Holder(s) shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holder(s).  Such Holder(s) shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to their Shares and their intended method(s) of distribution.

4.3.5           Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily provided by selling security holders in connection with a registration statement in the United States within ten (10) days of receipt of such questionnaire.

4.3.6           Registration of the Underlying Shares on the TASE.  The Company shall ensure that the TASE approves in advance the registration of the Shares on the TASE as of the Effective Date in accordance with the terms of this Purchase Option and shall take all actions required to ensure that such approval shall remain valid and effective throughout the period until the Expiration Date.  The Company undertakes to promptly take all action required to cause the TASE to register any Shares issued upon exercise of this Purchase Option in accordance with a Notice of Exercise.

5.           New Purchase Options to be Issued.

5.1           Partial Exercise or Transfer.  Subject to the restrictions in Section 3 above, this Purchase Option may be exercised or assigned in whole or in part.  In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed Notice of Exercise or assignment form attached hereto and funds sufficient to pay any Exercise Price if exercised pursuant to Section 2.1 above, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

5.2           Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date.  Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.           Adjustments.

6.1           Adjustments to Exercise Price and Number of Securities.  The Exercise Price and the number of Shares underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth.

6.1.1           Share Dividends; Split Ups.  If, at any time after the hereof, the Company (i) pays a stock dividend or otherwise makes a distribution or distributions on the Shares or any other equity or equity equivalent securities payable in Shares, (ii) subdivides outstanding Shares into a larger number of shares, (iii) combines (including by way of reverse stock-split) outstanding Shares into a smaller number of shares, or (iv) issues by reclassification of Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Shares outstanding immediately after such event and the number of Shares issuable upon exercise of this Purchase Option shall be proportionately adjusted such that the aggregate Exercise Price of this Purchase Option shall remain unchanged.

6.1.2           Replacement of Securities upon Reorganization, etc.  In the case of any reclassification or reorganization of the outstanding Shares other than a change covered by Sections 6.1.1 above or a change that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 above, then such adjustment shall be made pursuant to Sections 6.1.1 above and this Section 6.1.2.  The provisions of this Section 6.1.2 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.  Notwithstanding anything to the contrary in this Purchase Option, in the event of (i) an all cash transaction where the Company is not the survivor (the “Successor Entity”), (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act where the Company is not the Successor Entity, or (iii) a transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market where the Company is not the Successor Entity (collectively, a “Fundamental Transaction”), such Successor Entity shall, at the option of the Holder, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Purchase Option from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Purchase Option on the date of the consummation of such Fundamental Transaction.

For purposes of this Section 6.1.2, “Black Scholes Value” means the value of this Purchase Option based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per Share used in such calculation shall be the sum of the price per Share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, and (iv) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date.

6.1.3           Changes in Form of Purchase Option.  This form of Purchase Option need not be changed because of any change pursuant to this Section 6.1, and any Purchase Option(s) issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Options initially issued pursuant to this Agreement.  The acceptance by any Holder of the issuance of any new Purchase Option(s) reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2           Substitute Purchase Option.  In the case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of such Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6.  The provision of this Section 6.2 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

7.           Reservation and Listing.  The Company shall at all times until the Expiration Date reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Option, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise hereof.  The Company covenants and agrees that, upon exercise of this Purchase Option and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder.  As long as this Purchase Option shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise hereof to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8.           Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.  If, however, at any time prior to the expiration of this Purchase Option and its exercise in full, any of the events described in Section 8.2 below shall occur, then, upon the occurrence of such events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.  Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.  Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.  Any document describing any of the events described in Section 8.2 below and filed within the timeframe set forth above with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Holder pursuant to this Section 8.1.

8.2           Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:  (i) the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; (iii) the Company shall effect a dissolution, liquidation or winding up of its business and affairs (other than in connection with a consolidation or share reconstruction or amalgamation) or the Company shall propose a sale of all or substantially all of its property, assets and business; or (iv) the Company shall propose to consummate a Fundamental Transaction.

8.3           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 above, send notice to the Holder(s) of such event and change (a “Price Notice”).  The Price Notice shall describe the event causing the change and the method of calculating the same and shall be certified as being true and accurate by the Chief Financial Officer of the Company.

8.4           Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, sent by facsimile transmission and confirmed or mailed by express mail or private courier service:  (i) if to the registered Holder of the Purchase Option, to the facsimile number and/or address of such Holder as shown on the books of the Company; or (ii) if to the Company, to the following facsimile number and/or address or to such other address as the Company may designate by written notice to the Holders:

D. Medical Industries Ltd.
7 Zabotinsky St.
Moshe Aviv Tower
Ramat-Gan 52520
Israel
Attn:  Chief Financial Officer
Fax No.:  +972-3-611-4514

With a copy to:

Torys LLP
237 Park Avenue
New York, NY 10017
Attn.:  Cheryl V. Reicin, Esq.
Fax No.:  212-682-0200

9.           Miscellaneous.

9.1           Amendments.  The Company and Rodman & Renshaw may from time to time supplement or amend this Purchase Option without the approval of any other Holder(s) in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Rodman & Renshaw may deem necessary or desirable and that the Company and Rodman & Renshaw deem shall not adversely affect the interest of the Holder(s).  All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

9.3.           Entire Agreement.  This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4           Binding Effect.  This Purchase Option shall inure solely to the benefit of, and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

9.5           Governing Law; Submission to Jurisdiction; Consent to Service of Process.

9.5.1           Governing Law; Submission to Jurisdiction.  This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Purchase Option shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 above. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.5.2           Consent to Service of Process.  The Company irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, N.Y. 10036, as its agent for service of process in any suit, action or proceeding described in Section 9.5.1 above and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

9.6           Waiver, etc.  The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7           Execution in Counterparts.  This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8           Exchange Agreement.  As a condition of the Holder’s receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and Rodman & Renshaw enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Options will be exchanged for securities or cash or a combination of both, then the Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.9.           Remedies.  The Holder shall be entitled to enforce its rights under this Purchase Option specifically to recover damages and costs (including reasonable attorneys’ fees) for any breach of any provision of this Purchase Option and to exercise all other rights existing in its favor.  The parties hereto acknowledge and agree that money damages are not an adequate remedy for any breach of the provisions of this Purchase Option and that the Holder is entitled to specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violation of the provisions of this Purchase Option.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the [_____] day of August, 2010.

D. Medical Industries Ltd. By: _______________________ Name: _____________________ Title: ______________________

NOTICE OF EXERCISE

Date:  [__________], [_____], 20[_____]

The undersigned hereby elects irrevocably to exercise the Purchase Option for [__________] Shares of D. Medical Industries Ltd. and hereby makes payment of US$[__________] (at the rate of US$[__________] per Share) in payment of the Exercise Price pursuant thereto.  Please issue the Shares as to which the Purchase Option is exercised in accordance with the instructions given below and, if applicable, a new Purchase Option representing the number of Shares for which the Purchase Option has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase [__________] Shares under the Purchase Option for [__________] Shares, as determined in accordance with the following formula:

X		=	Y(A-B)
A

Where,	X	=	The number of Shares to be issued to the Holder;

	Y	=	The number of Shares for which the Purchase Option is being exercised;

	A	=	The current fair market value of one Share; and

	B	=	The Exercise Price.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Option is exercised in accordance with the instructions given below and, if applicable, a new Purchase Option representing the number of Shares for which this Purchase Option has not been converted.

Capitalized terms used in this Notice of Exercise and not defined herein shall have the meanings given to such terms in the Purchase Option.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name (Print in Block Letters):

Address:

NOTICE:  The signature to this form must correspond with the name as written upon the face of the Purchase Option without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

ASSIGNMENT FORM

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED, [__________] does hereby sell, assign and transfer unto [__________] the right to purchase Shares of D. Medical Industries Ltd. (“Company”) evidenced by the Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Date:  [__________], [_____], 20[_____]

Signature

Signature Guaranteed

NOTICE:  The signature to this form must correspond with the name as written upon the face of the within Purchase Option without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Form of Lock-Up Agreement

July _____, 2010

RODMAN & RENSHAW, LLC
1251 Avenue of the Americas, 20th Floor
New York, NY 10020

Re:           D. Medical Industries Ltd. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”), as Representative of the several underwriters named in Schedule I to the Underwriting Agreement, with D. Medical Industries Ltd., an Israeli public company traded in the Tel Aviv Stock Exchange in Israel (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of ____________________ ordinary shares (the “Firm Shares”), par value NIS 0.32 per share, of the Company (the “Shares”) pursuant to an effective U.S. registration statement.

To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (such period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior written consent of the Underwriter in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) transfers or distributions of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member or to a partnership, limited liability company or other business entity all of the beneficial interests of which are held by the undersigned or by a member of the undersigned’s immediate family, provided that in the case of any transfer or distribution pursuant to this clause (b), (i) each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-Up Period, (c) transfers of Shares to a charity or educational institution, (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, provided that such shareholder, partner, member of or owner shall sign and deliver a lock-up letter substantially in the form of this letter agreement, or (e) pledges of Shares or securities convertible into or exchangeable for Shares as collateral for a loan from a financial institution, provided that such financial institution shall sign and deliver a lock-up letter substantially in the form of this letter agreement.  In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Representative, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this letter agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representative waives such extension in writing.

No provision in this letter agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares; provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period unless otherwise permitted pursuant to the terms of this letter agreement.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that, subject to the provisions of the next paragraph, this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by   __________ _____, 2010, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Shares to be sold thereunder, this letter agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

[Signature page follows.]

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Very truly yours,

(Name):

(Address)

[Signature page to Lock-Up Agreement.]